UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2012

Potomac Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

West Virginia
(State of Other Jurisdiction of Incorporation)

0-24958
(Commission File Number)

55-0732247
(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906
(Address of Principal Executive Offices) (Zip Code)

304-725-8431
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Robert F. Baronner Jr., President and CEO of Potomac Bancshares, Inc., announced Dean Cognetti as Senior Vice President and Chief Financial Officer. Mr. Cognetti previously was the Interim Chief Financial Officer for Potomac Bancshares, Inc. since August 31, 2011. Potomac Bancshares, Inc. is the one bank holding company for Bank of Charles Town located in Charles Town, West Virginia.

     Mr. Cognetti, age 52, has over 25 years financial services experience including Senior Vice President/Mergers & Acquisitions Manager with BB&T in Winston-Salem, North Carolina, Manager of Financial Analysis with One Valley Bank (now known as BB&T) in Charleston, West Virginia, and Comptroller with One Valley Bank of Clarksburg, Clarksburg, West Virginia. Mr. Cognetti was recently the Owner of Waterford Business Group in Winston-Salem, North Carolina. Mr. Cognetti’s employment arrangement will be finalized at a later date. In addition, there are no reportable transactions with Mr. Cognetti or any of his relatives since the beginning of Potomac’s fiscal year beginning January 1, 2012, and he is not related to any director or executive officer of Potomac. Mr. Cognetti is a graduate of Marquette University with a Bachelor of Science in Accounting and is a Certified Public Accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr., President and CEO
March 28, 2012